UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2008

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2008, the Mohegan Tribal Gaming Authority (the “Authority”) issued a press release announcing that its affiliate, Mohegan Resorts Kansas, LLC (“MRK”), had acquired the interest held by Olympia Gaming-KC, LLC in Leg Sun, LLC (“Leg Sun”) for the development of a state-owned gaming facility and destination resort named Legends Sun to be located in Wyandotte County, Kansas. Following the interest transfer, MRK is now the holder of 2/3 of the ownership interests in Leg Sun with the remaining 1/3 interest held by RED Leg Sun, LLC.

MRK is a wholly owned subsidiary of Mohegan Resorts, LLC, which is in turn wholly owned by Mohegan Gaming & Hospitality, LLC, a joint venture between The Mohegan Tribe of Indians of Connecticut and MTGA Gaming, LLC, a subsidiary of the Authority. RED Leg Sun, LLC is an affiliate of RED Development, LLC, located in Kansas City, MO.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: June 30, 2008	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum Chairman, Management Board